EXHIBIT 10.2
U.S. DRY CLEANING CORPORATION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of ____________, 2007, by and between U.S. DRY CLEANING CORPORATION, a Delaware corporation and issuer of the Notes (the “Company”), STEAM PRESS HOLDINGS, INC., a California corporation, CLEANERS CLUB ACQUISITION SUB, INC., a California corporation, and USDCC CVR MERGER SUB, LLC a California limited liability company (together with the Company, a “Borrower” and collectively, the “Borrowers”), and MERCER CAPITAL, LTD., a Texas corporation (“Mercer” or “Agent”) and each other person or entity listed as an “Investor” on Schedule 1 attached to this Agreement (the “Investors” or the “Secured Parties”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth or incorporated in the Subscription Agreement of even date herewith between the Company and the Investors (“Subscription Agreement”).

RECITALS

WHEREAS, the Secured Parties have agreed to purchase Notes from the Company pursuant to the terms of the Subscription Agreement; and

WHEREAS, the Secured Parties have required, as a condition to entering into the Subscription Agreement, that Borrowers grant Secured Parties a first priority security interest in all of  Borrowers’ Collateral listed in Exhibit A hereto, and to that end have required the execution and delivery of this Agreement by Borrowers.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Subscription Agreement and herein, the parties hereto, intending to be legally bound, agree as follows:

1.           Incorporation of Recitals, Subscription Agreement and Note.  The foregoing Recitals are hereby incorporated herein in their entirety by this reference.

2.           Definitions.  The following terms shall have the meanings set forth below:

“Collateral” shall mean all of the items set forth on Exhibit A hereto existing on ______________, 2007 (and any replacement Collateral).

“Lien” shall mean any security interest, lien, charge, encumbrance or other adverse interest. For the avoidance of doubt, it is understood and agreed that any Borrower may, as part of its ordinary course of business, grant licenses to third parties to use intellectual property owned or developed by such Borrower, and for purposes of this Agreement such licensing activity shall not constitute a “Lien” on such intellectual property provided such activity does not interfere in any material respect with the business of such Borrower.

“Permitted Liens” shall mean, collectively, the following: (i) liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are being contested in good faith by the appropriate procedures and for which appropriate reserves are maintained; (ii) liens in favor of Agent and/or the Secured Parties; and (iii) liens or security interests granted by the Borrowers pursuant to a credit facility with a bank or other financial institution whose lending activities are regulated by law in an amount of not more than $5,000,000 entered into after the date hereof secured solely by accounts receivable and inventory, and equipment (capital) leases, and the Proceeds thereof.

“Proceeds” shall mean  “proceeds” as such term is defined in Section 9-102(a)(64) of the California Uniform Commercial Code and, in any event, shall include, without limitation, any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral.

“Secured Obligations” has the meaning given in Section 3(a) below.

“Security Interest” has the meaning given in Section 3(b) below.

In addition, terms not defined in this Agreement or the Subscription Agreement that are defined in the California Uniform Commercial Code (the “Code”) shall have the same meaning in this Agreement as in the Code.  It is expressly understood and agreed that, to the extent the Code is revised subsequent to the date hereof such that the definition of any of the terms included in the description of Collateral is changed, the parties hereto desire that any property which is included in such changed definitions which would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision.

3.           Security for Obligations.

(a)           Secured Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, conversion, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 363(a) of the Bankruptcy Code, 11 U.S.C. §362(a) or the existence of any other bankruptcy, reorganization or similar proceeding involving any of the Borrowers) of all obligations and liabilities of every nature of Borrowers now or hereafter existing under or arising out of the Notes, and this Agreement and all extensions or renewals thereof, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to any Borrower, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Agent or any Secured Party as a preference, fraudulent transfer or otherwise (all such obligations of Borrowers being the “Secured Obligations”).

(b)           Security Interest.  As security for the payment or performance, as the case may be, of the Secured Obligations, the Borrowers hereby jointly and severally create and grant to the Agent, its successors and its assigns, for the pro rata benefit of the Investors, their successors and their assigns, a security interest in the Collateral (the “Security Interest”).  Without limiting the foregoing, the Agent is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Borrowers as debtors and the Agent as secured party for the pro rata benefit of the Investors.

The Borrowers agree at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and Proceeds received.

Notwithstanding (a) the date, manner or order of perfection of the Security Interest created hereunder, (b) the provisions of the Code or any other applicable law or decisions, (c) the provisions of any contract between any Secured Party and the Borrowers and (d) whether any agent or bailee holds possession of any part or all of the Collateral, the security interests of the Secured Parties in the Collateral shall rank equally and without priority and, at any time of determination, each Secured Party shall share therein and in the proceeds thereof pro rata according to the Secured Obligations owed to such Secured Party as at such time of determination.

4.           Representations and Warranties.  Each Borrower jointly and severally represents and warrants as follows:

Financing Statements.  Except for the financing statements in favor of Secured Parties, at the time of granting the security interest described herein, no financing statement, security agreement, mortgage or similar document covering the Collateral or any portion thereof will be on file in any public office, and except for Permitted Liens, each Borrower agrees not to execute or authorize the filing of any such additional financing statement in favor of any person, entity or governmental agency (whether federal, state or local) other than Secured Parties as long as any portion of the Secured Obligations evidenced by the Note remain unpaid.

Legal Name.  Each Borrower’s exact legal name is as set forth in the first paragraph of this Security Agreement.  No Borrower shall change its legal name or its form of organization without 30 days’ prior written notice to the Agent.

Title and Authority.  Each Borrower (i) is the legal and beneficial owner of, and has good and marketable title to, the Collateral in which such Borrower is granting a security interest hereunder, free and clear of all Liens and (ii) has the requisite corporate power and authority to grant to the Secured Parties the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.  The execution, delivery and performance of the obligations of the Borrowers set forth in this Agreement have been duly authorized by all necessary corporate action of the respective Borrowers.  This Agreement constitutes the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability.  The execution and delivery of this Agreement and the performance by the Borrowers of their obligations hereunder will not (i) violate any federal, state or local law, rule or regulation applicable to any of the Borrowers, or any provision of any Borrower’s Articles of Organization, By-laws or any other governing documents, or any order, injunction, judgment, decree or writ applicable to any Borrower, or (ii) constitute a breach of or a default under any material agreement, contract, lease, license, indenture, mortgage, instrument, undertaking or commitment to which any Borrower is a party or by which it or its properties or assets are bound, or (iii) cause any Lien to be created or imposed on any Borrower’s properties or assets by reason thereof.

Filing.  The Borrowers will execute and deliver to the Secured Parties Uniform Commercial Code financing statements in form and substance satisfactory to the Agent containing a description of the Collateral, in a form such that they can be filed of record in every governmental, municipal or other office in every jurisdiction in which any portion of the Collateral is located necessary to publish notice of and protect the validity of and to establish a valid, legal and perfected security interest in favor of the Agent in respect of the Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements. Borrowers jointly and severally promise to pay to the Agent all fees and expenses (including reasonable attorneys’ fees and expenses) incurred in filing such financing statements and any continuation statements or amendments thereto in all public offices where filing is deemed by the Agent to be necessary or desirable.

Validity of Security Interest.  The Security Interest constitutes a valid, legal and perfected first priority security interest in all of the Collateral for payment and performance of the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of the Borrowers and any persons purporting to purchase any Collateral from such Borrowers, and such Security Interest is prior to all other Liens on the Collateral in existence on the date hereof, subject only to Permitted Liens.

Locations of Collateral; Place of Business.  Borrowers hereby represent and warrant that all the Collateral is located at the locations listed on Schedule A hereto and that their respective federal employer identification numbers are as set forth on said Schedule.  The Borrowers agree not to establish, or permit to be established, any other location where it will hold the Collateral or records relating thereto, except upon prior written notice to the Secured Parties, and provided that all filings under the Uniform Commercial Code as in effect in any state or otherwise which are required by this Agreement or the Note to be made with respect to the Collateral have been made and the Secured Parties continue to have a valid, legal and perfected first priority security interest in the Collateral.  Each Borrower confirms that its chief executive office is located at the office indicated on Schedule A hereto.  Each Borrower agrees not to change, or permit to be changed, the location of its principal executive office unless all filings under the Uniform Commercial Code or otherwise which are required by this Agreement or the Note to be made have been made and the Secured Parties continue to have a valid, legal and perfected first priority security interest in the Collateral.

Covenants and Agreements.  Each Borrower jointly and severally covenants and agrees as follows:

Restrictions.  Each Borrower agrees that until the Secured Obligations shall have been satisfied in full, such Borrower shall not, without the Agent’s prior written consent, assign, transfer, encumber or otherwise dispose of the Collateral, any interest therein, or any other assets, except that such Borrower may (i) sell Inventory in the ordinary course of business or sell obsolete equipment or inventory for the reasonable fair value thereof and (ii) sell assets if within 180 days after completing any such sale substantially all of the proceeds thereof are used to purchase additional assets for use in such Borrower’s business.  Each Borrower further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would affect the validity or enforcement of the rights transferred to the Secured Parties under this Agreement.

Defense.  Each Borrower shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral owned by it against all persons and to defend the Security Interest in such Collateral, and the priority thereof, against any adverse Lien of any nature whatsoever (other than Permitted Liens), and will otherwise take all steps to maintain the security interest of the Secured Parties as a valid and fully perfected first priority security interest, in each case subject only to the Permitted Liens.

Maintenance.  Each Borrower shall at all times and at its own expense maintain and keep, or cause to be maintained and kept, the Collateral.

Agent’s Right to Take Action.  If, after ten days written notice from Agent, Borrowers fail to perform or observe any of their respective covenants or agreements set forth in this Section 5 or if any Borrower notifies Agent that it intends to abandon all or any part of the Collateral, the Agent may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place and stead of any Borrower (or, in the case of intended abandonment, in Agent’s own name) and may (but need not) take any and all other actions that Agent may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment, provided that the taking of any such action shall not relieve Borrowers of any of their obligations hereunder, or in any way limit the exercise by the Agent or any Investor of any other or further right which it may have under this Agreement, at law or otherwise.

Costs and Expenses.  Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Borrowers shall jointly and severally pay Agent on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Agent or the Secured Parties in connection with or as a result of Agent’s taking action under this Agreement, including without limitation any actions taken or rights exercised by the Agent under Section 3(b), Section 5(d), or Section 0, together with interest thereon from the date expended or incurred by the Agent or Secured Parties.

Use and Disposition of Collateral.  No Borrower shall make or permit to be made any Lien, assignment, pledge or hypothecation of the Collateral other than Permitted Liens or sales of assets permitted by Section 5(a) above, or grant any security interest in the Collateral except for the Security Interest and Permitted Liens.  No Borrower shall make or permit to be made any transfer of any Collateral or any other assets, except in the ordinary course of business or as permitted by Section 5(a) above, and each Borrower shall remain at all times in possession of the Collateral owned by it other than transfers to the Agent pursuant to the provisions hereof and as otherwise provided in this Agreement.  The Agent shall have the right, as the true and lawful agent of the Borrowers, with power of substitution for each Borrower and in each Borrower's name, the Agent's name or otherwise, for the use and benefit of the Agent and the Investors and solely to effect the purposes of this Agreement, (i) to endorse each Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment with respect to the Collateral that may come into its possession; (ii) to sign the name of each Borrower on any invoice relating to any of the Collateral and (iii) upon the occurrence and during the continuance of an Event of Default under this Agreement or under the Note, (A) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences or instruments of payment relating to the Collateral or any part thereof, and Borrowers hereby waive notice of presentment, protest and non-payment of any instrument so endorsed, (B) to demand, collect, receive payment of, give receipt for, extend the time of payment of and give discharges and releases of all or any of the Collateral and/or release the obligor thereon, (C) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (D) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral, and (H) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or any Investor to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or such Investor or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or any Investor or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Borrowers or to any claim or action against the Agent or any Investor in the absence of the gross negligence or willful misconduct of the Agent or such Investor; and provided, further, that the Agent shall at all times act reasonably and in good faith.  It is understood and agreed that the appointment of the Agent as the agent of the Borrowers for the purposes set forth above in this Section 5(f) is coupled with an interest and is irrevocable.  The provisions of this Section 5(f) shall in no event relieve Borrowers of any of their obligations hereunder with respect to the Collateral or any part thereof (other than obligations which are impaired as a result of actions taken by the Agent pursuant to this Section 5(f)) or impose any obligation on the Agent or any Investor to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any Investor of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.  Anytime action is taken under this Section 5(f), prompt written notice of such action shall be provided to Borrowers by Agent.

Further Assurances.  Borrowers agree, at their expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent.  Each Borrower agrees to notify promptly the Agent of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps its records.

Inspection. The Borrowers will permit the Secured Parties or their duly authorized representatives, at the Secured Parties’ expense, upon reasonable prior notice (and to the extent practicable, in conjunction with the Agent) to examine all books and records relating to the Collateral during business hours and shall furnish to the Secured Parties such financial statements and other financial data as the Secured Parties may reasonably request from time to time.

Accounts.  With respect to the accounts described in Exhibit A hereto (the “Accounts”), the Borrowers shall, upon request of the Agent, and the Agent or the Secured Parties themselves may, in the name of the Secured Parties or the Borrowers, at any time (whether or not the Borrowers are in default hereunder) notify the account debtor or other obligor on any item of the Accounts, of the Secured Parties’ security interest. Upon the occurrence and during the continuance of any Event of Default, upon the written request of the Agent, the Borrowers shall promptly notify the account debtor in respect of any Account that such Account has been assigned to the Secured Parties hereunder, and that any payments due or to become due in respect of such Account are to be made directly to the Secured Parties or their designees. The Agent may, in the name of the Secured Parties or the name of the Borrowers, at any time after the occurrence and during the continuation of an Event of Default, (i) demand, sue for, collect or receive any money or property payable or receivable on any Accounts, (ii) settle, release, compromise, adjust, sue upon, foreclose, realize upon or otherwise enforce any item of Accounts as the Agent may determine, (iii) for the purpose of realizing the Secured Parties’ rights herein, receive, open and dispose of mail addressed to the Borrowers and endorse notes, checks, drafts, money orders, documents of title or other forms of payment on behalf of and in the name of the Borrowers and (iv) transfer any notes, securities or other Accounts into the name of the Secured Parties and receive the income thereon and hold the same as Collateral for the Secured Obligations or apply the same to the payment of principal or interest due on the Secured Obligations.  The Borrowers jointly and severally agree to reimburse the Agent on demand for any payment made or any expense incurred by the Agent pursuant to the foregoing authorization.  This Section 5(i) shall not be applicable and no rights granted hereunder shall be exercised at any time when there shall be in effect any credit facility of the type described in clause (iii) of the definition of “Permitted Liens.”

Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”):

an Event of Default, as defined in the Notes, shall occur; or

Any Borrower shall fail promptly to observe or perform any covenant or agreement herein binding on it and such failure is not cured within 20 days after written notice from the Agent; or

there is any levy, seizure or attachment of all or any material portion of the Collateral, other than as set forth in this Agreement; or

any of the representations or warranties contained in Section 4 shall prove to have been incorrect in any material respect when made or at any time that the Secured Obligations remain outstanding.

Remedies.  Upon the occurrence of an Event of Default and at any time thereafter, the Agent may, at its option, accelerate the Secured Obligations and shall have the right, in addition to all other rights and remedies provided herein or by applicable law, to take any or all of the following actions:

exercise any or all remedies against the Collateral available under this Agreement or the Notes including, without limitation, any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in any state or other applicable law, including, but not limited to, the right to take possession of the Collateral, and the right, without further notice to the Borrowers, to take the Collateral in satisfaction of the Secured Obligations, and for those purposes the Agent may, and the Borrowers hereby authorize the Agent to, enter upon any premises, with or without process of law, on which Collateral may be located or situated and remove the same therefrom or without removal render the same unusable and may use or dispose of the Collateral on such premises without any liability for rent, storage, utilities or other sums, and upon request the Borrowers shall at their expense, to the extent practicable, forthwith assemble and make all or any part of the Collateral available to the Agent at a place to be designated  by the Agent, which is reasonably convenient to the Borrowers and the Agent; or

sell, assign, transfer, pledge, encumber, or otherwise dispose of the Collateral or any part thereof at public or private sale, at such price or prices as the Agent, may, in its sole discretion, deem satisfactory; or

enforce the patents comprising the Collateral and if Agent shall commence any suit for such enforcement, Borrowers shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement; or

incur expenses, including attorneys' fees at the regular hourly rates of the Agent’s counsel from time to time in effect, legal expenses and costs for the exercise of any right or power under this Security Agreement, which expenses shall be jointly and severally payable by the Borrowers to the Agent on demand and shall be secured by this Security Agreement.

                      (e)           all Proceeds received by any Borrower consisting of cash, checks and other near-cash items shall be held by such Borrower in trust for the Agent and the Secured Parties, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Agent in the exact form received by such Borrower (duly indorsed by such Borrower to the Agent, if required).  All Proceeds while held by the Agent (or by such Borrower in trust for the Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied to the payment of the Secured Obligations as provided in Section 9.

Any disposition of Collateral by Agent shall be subject to the mandatory requirements of applicable law and subject to the requirement that Agent act reasonably and in good faith.  Subject to such conditions, Agent may sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Borrowers, and Borrowers hereby waive (to the extent permitted by law) all rights of redemption, stay and appraisal which Borrowers now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  To the extent notice of sale shall be required, the Agent shall give the Borrowers ten (10) days' written notice (which Borrowers agree is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code) of the Agent's intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot, as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Borrowers shall execute and deliver such documents and take such other action as the Agent reasonably deems necessary or advisable in order that any such sale may be made in compliance with law.  Upon any such sale, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrowers which may be waived, and the Borrowers, to the extent permitted by law, hereby specifically waive all rights of redemption, stay or appraisal which any of them has or may have under any law now existing or hereafter adopted.  The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public sale made pursuant to this Section 7, any Investor may bid for or purchase, free (to the extent permitted by law) from any claim or right of any kind whatsoever, including any right of redemption, stay or appraisal on the part of Borrowers (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and any such Investor may make payment on account thereof by using any claim then due and payable to any such Investor from Borrowers as a credit against the purchase price, and any such Investor may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Borrowers therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale and purchase pursuant to such agreement, and Borrowers shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all events of default shall have been remedied and the Secured Obligations paid in full.  Borrowers shall remain liable for any deficiency.  As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose the security interests granted under this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction.

The Agent shall also have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Agent to enforce the rights and remedies provided hereunder, to manage, protect and preserve the Collateral or continue the operation of the business of the Borrowers, and the Agent shall be entitled to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the obligations until a sale or other disposition of such Collateral shall be finally made and consummated.

The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Uniform Commercial Code of any State or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account.  Neither the Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Borrower or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Agent hereunder are solely to protect the Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers.  The Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Designation of Agent.  Subject to the Investors’ right to appoint an alternate agent as provided in this Section 8, the Investors hereby irrevocably designate Mercer (and its successors and assigns) as their agent and Mercer hereby accepts such designation, in order to execute any and all instruments or other documents on behalf of the Investors and to do any and all other acts or things on behalf of the Investors that Mercer (or its successors or assigns) in its sole discretion deems necessary or advisable or that may be required pursuant to this Agreement or otherwise, to exercise the Secured Parties’ rights and remedies under this Agreement.  None of the Investors may take any action or exercise any rights under this Agreement except through Mercer as their agent.  Each Secured Party hereby appoints the Agent the attorney-in-fact of such Secured Party, in its name and on its behalf, solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable (subject only to the Investors’ right to appoint an alternate agent as provided herein) so long as this Agreement and the Security Interest have not been terminated and coupled with an interest.  The Secured Parties may, by vote of the holders of 51% of the aggregate principal amount of Notes outstanding at any time (which vote shall be binding on all of the Investors), irrevocably appoint and authorize an agent other than Mercer to act as agent on behalf of the Investors in accordance with this Agreement, and upon the appointment of any such other agent the Investors will promptly provide written notice thereof to the Borrowers.

           As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the holders of 51% of the aggregate principal amount of Notes outstanding, and such instructions shall be binding upon all Secured Parties; provided, however, that the Agent  shall not be required to take any action which exposes it to liability in such capacity, which could result in the Agent incurring any costs and expenses or which is contrary to this Agreement or applicable law.  Notwithstanding anything to the contrary contained herein, any action to impose additional obligations on the Secured Parties, or to amend any provision hereof or of the Notes which would affect the pro rata repayment, as among the Secured Parties, of the Secured Obligations or the pro rata disbursement, as among the Secured Parties, of moneys or other proceeds received in the enforcement of the security interests created hereby, shall require the consent of each Secured Party whose interests are adversely affected by such action.

9.           Application of Proceeds.  Subject to the rights of the holders of any senior debt entered into in accordance with Section 2 of the Note, the proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Agent in connection with the collection and/or sale of the Collateral, or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder on behalf of the Borrowers and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

SECOND, pro rata to the payment in full (i) first of the interest on the principal of the Notes, (ii) next to the payment of principal in respect of any amount of the Notes outstanding (pro rata as among the Investors in accordance with the aggregate principal amount of the Notes held by them), and next to the payment of all other Secured Obligations;

THIRD, the surplus, if any, to the Borrowers, their successors and assigns, or as a court of competent jurisdiction may otherwise direct.

Security Interest Absolute.  All rights of the Secured Parties and the Agent hereunder, the Security Interest, and all obligations of the Borrowers hereunder, shall be absolute and unconditional irrespective of (i) any partial invalidity or unenforceability of the Note, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Notes, or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of the Borrowers in respect of the Secured Obligations or in respect of this Agreement.

Indemnity.    Each of the Borrowers jointly and severally agrees to defend, indemnify and hold harmless the Agent and the Secured Parties from and against any and all claims, losses, liabilities, costs and expenses (including without limitation reasonable attorneys’ fees and expenses) arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement or any actions taken by any of them pursuant to this Agreement) except claims, losses or liabilities resulting from the Agent’s or the Secured Parties’ own gross negligence or willful misconduct.

Miscellaneous.  This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Agent.  A waiver signed by the Agent shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any of any Secured Parties’ or the Agent’s rights or remedies. All rights and remedies of a Secured Party shall be cumulative and may be exercised singularly or concurrently, at Agent’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  The Secured Parties shall not be obligated to preserve any rights Borrowers may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of the Collateral in any particular order of application.  This Agreement shall be binding upon and inure to the benefit of Borrowers and Secured Parties and their respective participants, successors, and permitted assigns and shall take effect when signed by Borrowers and Secured Parties, and Borrowers waive notice of Secured Parties’ acceptance hereof; provided, however, that the Secured Parties’ rights hereunder may not be transferred or assigned to any third party without the prior written consent of Borrowers.  This Agreement shall be governed by the internal law of the State of California without regard to conflicts of law provisions.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.  All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Secured Obligations.

Waiver of Jury Trial.EACHBORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT SUCH BORROWER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THIS AGREEMENT.

Termination.  This Agreement and the Security Interest shall terminate when all the Secured Obligations have been fully and indefeasibly paid in full, at which time the Agent shall execute and deliver to the Borrowers all Uniform Commercial Code termination statements and similar documents which the Borrowers shall reasonably request to evidence such termination; provided, however, that all indemnities of the Borrowers contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement.

*** Signatures on following page***

IN WITNESS WHEREOF, the parties have duly executed and delivered this Security Agreement as of the date and year first written above.

AGENT: MERCER CAPITAL, LTD. By:____________________________________ Name:__________________________________ Title:__________________________________
BORROWERS: U.S. DRY CLEANING CORPORATION By:_________________________________ Robert Y. (Robbie) Lee, Chief Executive Officer
STEAM PRESS HOLDINGS, INC. (dba Young Laundry & Dry Cleaning)

By:______________________________________
Robert Y. (Robbie) Lee President

CLEANERS CLUB ACQUISITION SUB, INC. (dba Boston Cleaners)

By:_____________________________________ Robert Y. (Robbie) Lee President

USDCC CVR MERGER SUB, LLC (dba Roadrunner Cleaners)

By:_____________________________________ Robert Y. (Robbie) Lee President

COUNTERPART SIGNATURE PAGE
TO SECURITY AGREEMENT
DATED _________, 2007,
AMONG U.S. DRY CLEANING CORPORATION,
MERCER CAPITAL, LTD., AND
THE “INVESTORS” IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Security Agreement to which this Signature Page is attached, which, together with all counterparts of the Security Agreement and Signature Pages of the Borrowers, Agent and other “Investors” under the Security Agreement, shall constitute one and the same document in accordance with the terms of the Security Agreement.

INVESTOR:________________________________

By: ______________________________________

Name:_____________________________________

Title:______________________________________

SCHEDULE I TO SECURITY AGREEMENT

[Investors to be inserted]

SCHEDULE A

Collateral Locations

125 E. Tahquitz Canyon, Suite 203
Palm Springs, California 92262

Federal Employer Identification Number:                                                                                     77-0357037

EXHIBIT A

DESCRIPTION OF COLLATERAL

The term “Collateral” shall mean all of the properties and assets of the Borrowers of every kind and nature whatsoever, tangible or intangible, personal or mixed, existing on ________, 2007, wherever located, whether in the possession of the Borrowers or in transit or in the possession of any other person, and all rights, title and interest of the Borrowers of every kind and nature whatsoever in and to the foregoing, and including, without limiting the generality of the foregoing, all of the properties and assets of the Borrowers identified and described in clauses (a) through (k) below, and any replacement Collateral:

All “accounts,” as that term is defined in Article 9 of the Uniform Commercial Code, as in effect in the State of California ("UCC"), including, without limitation, every right to payment for goods or other property of any kind sold or leased or for services rendered or for any other transaction, whether or not the right to payment has been earned by performance, and including without limitation every account receivable, all purchase orders, all interest in goods the sale or lease of which gives rise to the right to payment (including returned or repossessed goods and unpaid seller's rights), and the rights pertaining to such goods, including the right to stoppage in transit, every right to payment under any contract, and every lien, guaranty, or security interest that secures a right to payment for any of the foregoing ("Accounts");

All chattel paper, consisting of a writing or writings evidencing both a monetary obligation and a security interest in or lease of goods, together with any guarantees, letters of credit, and other security therefore ("Chattel Paper");

All “deposit accounts,” as defined in the UCC (“Deposit Accounts”);

All “inventory” of whatever kind, as that term is used in the UCC, including without limitation all goods held by any of the Borrowers for sale or lease, goods furnished or to be furnished under a contract for service, and supplies, packaging, raw materials, goods in transit, work-in-process, and materials used or consumed or to be used or consumed in the Borrowers’ business, or in the processing, packaging, or shipping of same, all finished goods, and all property, the sale or lease of which has given rise to Accounts, Chattel Paper, or Instruments, and that has been returned to the Borrowers or repossessed by the Borrowers or stopped in transit, and all warranties and related claims, credits, setoffs, and other rights of recovery with respect to any of the foregoing (“Inventory”);

All “equipment,” as that term is used in the UCC, including without limitation all equipment, machinery, and other property held for use in or purchased for the Borrowers’ business, together with all increases, parts, fittings, accessories, repair equipment, and special tools now or later affixed to, or used in connection with, that property, all transferable rights of the Borrowers to the licenses and warranties (express and implied) received from the sellers and manufacturers of the foregoing property, all related claims, credits, setoffs, and other rights of recovery (“Equipment”);

All “instruments,” including without limitation every instrument of any kind, as that term is used in the UCC, and includes every promissory note, negotiable instrument, certificated security, or other writing that evidences a right to payment of money, that is not a lease or security agreement, and that is transferred in the ordinary course of business by delivery with any necessary assignment or indorsement ("Instruments");

“Investment property,” as that term is defined in the UCC (“Investment Property”) including all securities, shares of capital stock, bonds, debentures, warrants, options, rights, partnership interests, limited liability company membership interests, and other securities and investments of every kind and description;

All documents, including without limitation any paper that is treated in the regular course of business as adequate evidence that the person in possession of the paper is entitled to receive, hold, and dispose of the goods the paper covers, including warehouse receipts, bills of lading, certificates of title, and applications for certificates of title;

All “general intangibles” of any kind, as that term is used in the UCC, and includes without limitation all intangible personal property other than Accounts, Documents, Instruments, and Chattel Paper, and includes without limitation money, contract rights of every kind and nature whatsoever, including all claims, demands, judgments, indemnities, rights, remedies, choses in action, powers and privileges of the Borrowers in, to and under all contracts, agreements, leases, indemnities, warranties or guarantees between any Borrower Debtor and any other parties or in favor of any Borrower), corporate or other business records, monies in bank accounts, monies in deposit accounts, cash on hand, chattel paper, all insurance policies, including the cash surrender value thereof and all proceeds thereof, and all federal, state local or foreign tax refunds and/or abatements to which Borrowers are or may from time to time become entitled, no matter how or when arising, inventions, designs, formulas, Patents (as defined in Section 2 of this Agreement), service marks, trademarks, trade names, trade secrets, engineering drawings, goodwill, rights to prepaid expenses, registrations, franchises, copyrights, licenses, customer lists, computer programs and other software, source code, tax refund claims, royalty, licensing and product rights, all claims under guarantees, security interests or other security held by or granted to Borrowers to secure payment of any of the Accounts by an Account Debtor, all indemnification rights, and rights to retrieval from third parties of electronically processed and recorded data pertaining to any Collateral, things in action, items, checks, drafts, and orders in transit to or from Borrowers, credits or deposits of Borrowers (whether general or special) that are held by Secured Parties (“General Intangibles”);

“Supporting obligations,” as that term is defined in the UCC (“Supporting Obligations”); and

To the extent not listed above in this Exhibit A as original collateral, all of the income, products and proceeds of, and all additions, substitutions, replacements, attachments and accessions to, all of the properties and assets of Borrowers identified and described in the foregoing clauses (a) through (j), including casualty insurance thereon, in each and every case whether now owned or hereafter acquired by Borrowers, wherever located, and howsoever their interests may arise or appear, and all other profits, products, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, the Collateral and proceeds of insurance policies insuring the Collateral, or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the Collateral.